UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2015

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 7, 2015, Swisher Hygiene Inc. (the “Company”) entered into a Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Western District of North Carolina (“USAO”) relating to the USAO’s investigation of the Company’s accounting practices.  Under the terms of the DPA, the USAO will file, but defer prosecution of, a criminal information charging Swisher with conspiracy to commit securities fraud and other charges relating to the Company’s accounting and financial reporting practices reflected in the Company's originally filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011.  Pursuant to the DPA, the Company has agreed to pay a $2 million fine to the USAO payable in four annual installments of $500,000 each if the Company is financially able to do so.  Also, the fine will become immediately due and payable in full upon a change in control of the Company.  As a result, if the proposed sale of all of the Company’s remaining operating assets pursuant to the Purchase Agreement by and between the Company and Ecolab Inc., dated August 12, 2015 (the “Sale Transaction”) is completed, the fine will become immediately due and payable in full upon the closing.

Payment of the $2 million fine will reduce amounts available for distribution to stockholders if the proposed Plan of Dissolution is approved by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders and implemented by the Board of Directors.  Based on the number of shares outstanding at the record date for the Annual Meeting, payment of the fine will reduce the amounts available for distribution to stockholders by approximately $0.11 per share.

Additional Information and Where to Find It

In connection with the proposed Sale Transaction, the Company filed a definitive proxy statement with the SEC and mailed the definitive proxy statement to its stockholders on or about September 10, 2015. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT SWISHER AND THE SALE TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Swisher with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and such other documents also are available for free on Swisher’s website at www.swsh.com under the Investors page or by directing a written request to Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 Attention: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: October 7, 2015	By:	/s/ William M. Pierce
William M. Pierce
President and Chief Executive Officer